Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

MAP Pharmaceuticals, Inc. Announces Proposed Public Offering of Common Stock

MOUNTAIN VIEW, Calif., July 31, 2012 /PRNewswire via COMTEX News Network/ — MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) announced today that it intends to offer and sell shares of its common stock in an underwritten public offering. MAP Pharmaceuticals expects to grant the underwriters a 30-day option to purchase an additional 15% of the shares of common stock to be sold in the proposed offering. All of the shares to be sold in the proposed offering will be sold by MAP Pharmaceuticals. MAP Pharmaceuticals intends to use the proceeds from the proposed offering for general corporate purposes and commercialization activities for LEVADEX®, an orally inhaled investigational drug for the acute treatment of migraine. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

BofA Merrill Lynch is acting as the sole book-running manager for the proposed offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from the offices of BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10038, Attn: Prospectus Department, or email dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MAP Pharmaceuticals

MAP Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing new therapies to address patient needs in neurology. The Company is developing LEVADEX®, an orally inhaled investigational drug for the acute treatment of migraine.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to our expectations regarding the completion of the proposed public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not we will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that we will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to the proposed offering, MAP Pharmaceuticals and our business can be found under the heading “Risk Factors” in our most recent Form 10-Q filed with the SEC, in other filings that we periodically make with the SEC, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC on the date hereof. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

CONTACT: Christopher Y. Chai, Sr. Vice President and Chief Financial Officer of MAP Pharmaceuticals, Inc., (650) 386-3107; or media, Lisa Borland, (650) 386-3122, lborland@mappharma.com.

SOURCE MAP Pharmaceuticals, Inc.

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